EXHIBIT 32

EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of J. W. Mays, Inc. (the “Company”) on Form 10-K for the period ending July 31, 2023 as filed with the U. S. Securities and Exchange Commission (the “Report”), we, Lloyd J. Shulman and Mark S. Greenblatt, Chief Executive Officer and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

October 19, 2023

/s/ LLOYD J. SHULMAN
Lloyd J. Shulman
Chief Executive Officer
and President

/s/ MARK S. GREENBLATT
Mark S. Greenblatt
Vice President,
Chief Financial Officer
and Treasurer

A signed original of this written statement required by Section 906 has been provided to J.W. Mays, Inc. and will be retained by J.W. Mays, Inc. and furnished to the U. S. Securities and Exchange Commission or its staff upon request.